Exhibit 99.1

Base Case Cash Flow Summary

$ in mm

Base Case Cash Flow Summary

	2013E	2014E	2015E	2016E	2017E
Adjusted EBITDAR	$141	$230	$276	$465	$505
Less: PoJo Payments [1]	(151)	(151)	(67)	(26)	(1)
Less: Capital Expenditures	(217)	(382)	(194)	(19)	(18)
Plus: EIX Tax Refund to EME [2]	80	622	0	0	0
Less: Project Level Debt Amortization	(17)	(111)	(113)	(109)	(106)
Less: Project Level Interest Payments	(83)	(75)	(71)	(67)	(61)
Plus: Distributions from Uncons. Affiliates, Net	(1)	2	(8)	(2)	2
Minority Interests, Net (Including Capistrano)	(3)	(59)	20	(4)	(29)
Other Cash Flows [3]	140	111	(61)	(76)	(32)
Less: Restructuring Costs	(36)	(36)	0	0	0
Free Cash Flow	**($148)**	**$150**	**($218)**	**$163**	**$261**
Beginning Cash Balance	670	522	672	455	618
Ending Cash Balance [4]	**$522**	**$672**	**$455**	**$618**	**$879**
Illustrative Free Cash Flow Excluding MWG [5]	$253	$739	$48	$22	$61
Beginning Cash Balance Excluding MWG	595	848	1,586	1,634	1,656
Illustrative Ending Cash Balance Excl. MWG	**$848**	**$1,586**	**$1,634**	**$1,656**	**$1,716**
Total Project Level Debt [6]	$1,461	$1,129	$1,016	$907	$801
December 31, 2012 Projected Unrestricted Cash Balances					
Corporate Cash	$401				
EMMT	120				
Midwest Generation	75				
Other Project Level	75				
Total Unrestricted Cash	**$670**				
Restricted Cash [7]	*$285*				

Source: Company filings; 8-K dated 12/17/12

1. For illustrative purposes only, projections assume Powerton and Joliet leases remain in place and are not modified in connection with the Company's Chapter 11. No determination has been made regarding the assumption or rejection of the financing or treatment of the financing in connection with the Chapter 11
2. Tax payments are preliminary in nature and subject to revision and to changes in law. Excludes any audit payments related to outstanding tax disputes. On 01/01/13, fiscal cliff legislation extended 50% bonus depreciation for one year (through 2013). Based on preliminary analysis, this extension is anticipated to result in a reduction in tax sharing payments to EME of approximately $400 million in 2014
3. Represents a combination of working capital, deferred revenues, cash taxes paid after deconsolidation and other cash items
4. Includes approximately $200 million of cash that management believes is required to operate the Company in the ordinary course
5. Adjusted to exclude Midwest Generation EBITDAR, capex and PoJo payments. No adjustments made for changes in working capital or Corporate G&A
6. Includes Capistrano debt in the amount of $198 million as of December 31, 2013 with annual amortization per the terms of the indentures. 2014 includes a reduction of $222 million associated with certain operations ceasing to be part of continuing operations
7. Includes restricted cash at various subsidiaries and margin and collateral deposits at EMMT. Some portion of restricted cash is anticipated to be released upon emergence from bankruptcy

EDISON MISSION ENERGY®

Downside Case Cash Flow Summary

$ in mm

Downside Case Cash Flow Summary

	2013E	2014E	2015E	2016E	2017E
Adjusted EBITDAR	$29	$101	$125	$368	$383
Less: PoJo Payments [1]	(151)	(151)	(67)	(26)	(1)
Less: Capital Expenditures	(217)	(382)	(194)	(19)	(18)
Plus: EIX Tax Refund to EME [2]	81	644	0	0	0
Less: Project Level Debt Amortization	(17)	(111)	(113)	(109)	(106)
Less: Project Level Interest Payments	(83)	(75)	(71)	(67)	(61)
Plus: Distributions from Uncons. Affiliates, Net	(1)	2	(8)	(2)	2
Minority Interests, Net (Including Capistrano)	(3)	(64)	4	17	(29)
Other Cash Flows [3]	71	120	35	(85)	(4)
Less: Restructuring Costs	(36)	(36)	0	0	0
Free Cash Flow	**($329)**	**$47**	**($288)**	**$77**	**$166**
Beginning Cash Balance	664	335	383	95	172
Ending Cash Balance [4]	**$335**	**$383**	**$95**	**$172**	**$338**
Illustrative Free Cash Flow Excluding MWG [5]	$184	$765	$128	$33	$88
Beginning Cash Balance Excluding MWG	589	773	1,538	1,666	1,699
Illustrative Ending Cash Balance Excl. MWG	**$773**	**$1,538**	**$1,666**	**$1,699**	**$1,788**
Total Project Level Debt [6]	$1,461	$1,129	$1,016	$907	$801

December 31, 2012 Projected Unrestricted Cash Balances	
Corporate Cash	$401
EMMT	114
Midwest Generation	75
Other Project Level	75
Total Unrestricted Cash	**$664**
Restricted Cash [7]	*$285*

Source: Company filings; 8-K dated 12/17/12

1. For illustrative purposes only, projections assume Powerton and Joliet leases remain in place and are not modified in connection with the Company's Chapter 11. No determination has been made regarding the assumption or rejection of the financing or treatment of the financing in connection with the Chapter 11
2. Tax payments are preliminary in nature and subject to revision and to changes in law. Excludes any audit payments related to outstanding tax disputes. On 01/01/13, fiscal cliff legislation extended 50% bonus depreciation for one year (through 2013). Based on preliminary analysis, this extension is anticipated to result in a reduction in tax sharing payments to EME of approximately $400 million in 2014
3. Represents a combination of working capital, deferred revenues, cash taxes paid after deconsolidation and other cash items
4. Includes approximately $200 million of cash that management believes is required to operate the Company in the ordinary course
5. Adjusted to exclude Midwest Generation EBITDAR, capex and PoJo payments. No adjustments made for changes in working capital or Corporate G&A
6. Includes Capistrano debt in the amount of $198 million as of December 31, 2013 with annual amortization per the terms of the indentures. 2014 includes a reduction of $222 million associated with certain operations ceasing to be part of continuing operations
7. Includes restricted cash at various subsidiaries and margin and collateral deposits at EMMT. Some portion of restricted cash is anticipated to be released upon emergence from bankruptcy

EDISON MISSION ENERGY®